As filed with the Securities and Exchange Commission on July 21, 2005
Registration No. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MEDICIS PHARMACEUTICAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	52-1574808 (I.R.S. Employer Identification No.)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of Principal Executive Offices)

MEDICIS PHARMACEUTICAL CORPORATION
2004 STOCK INCENTIVE PLAN
(Full title of the plan)

Jonah Shacknai
Chairman and Chief Executive Officer
Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Name and address of agent for service)
(602) 808-8800
(Telephone number, including area code, of agent for service)
Copy to:
Stephen E. Older
Akin Gump Strauss Hauer & Feld, LLP
590 Madison Avenue
New York, New York 10022
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
Title of each class	Amount to be	maximum	maximum	registration
to be registered	registered (1)	offering price	aggregate	fee
		per share (2)	offering price (2)
Class A Common Stock, par value $.014 per share and Preference Stock	1,200,000 shares	$31.565	$37,878,000.00	$4,458.24

(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high ($31.78) and low ($31.35) prices of the securities being registered hereby on the New York Stock Exchange on July 14, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of this registration statement on Form S-8 (the “Registration Statement”) will be sent or given to participants in the Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan (the “Plan”) as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed by Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
ITEM 1. PLAN INFORMATION.*
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *   Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004;

(b)	All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2004, including the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2004, December 31, 2004 and March 31, 2005 and Current Reports on Form 8-K dated July 15, 2004, July 28, 2004, August 24, 2004, August 30, 2004, October 19, 2004, December 17, 2004, January 14, 2005, January 20, 2005, March 21, 2005, March 24, 2005, April 20, 2005 and May 6, 2005; and

(c)	The description of the Company’s Class A Common Stock, par value $.014 per share, contained in the Company’s Registration Statement on Form S-4/A filed under the Exchange Act on August 4, 2003, including any amendment or report filed for the purpose of updating such description.
     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the “Incorporated Documents”).
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Our company is a corporation organized under Delaware law. Pursuant to the statutes of the State of Delaware, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney’s fees, incurred by him/her in connection with the defense of a civil or criminal proceeding to which he/she has been made, or threatened to be made, a party by reason of the fact that he/she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement.
     In general, indemnification is available where the director or officer acted in good faith, for a purpose he/she reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the Delaware Business Corporation Law.
     Our By-laws provide that our company is authorized, by a resolution of shareholders, a resolution of directors or an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with our company or at the request of our company in any capacity with any other enterprise.
     The directors and officers of the Company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, that might be incurred by them in such capacities.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.
ITEM 8. EXHIBITS.

Exhibit No.	Exhibit
4.1	Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s definitive Proxy Statement for the 2004 Annual Meeting of Stockholders, filed on October 21, 2004).

4.2	Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004)

4.3	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999)

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature pages to this Registration Statement)
ITEM 9. UNDERTAKINGS.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: July 21, 2005

MEDICIS PHARMACEUTICAL CORPORATION
By:	/s/ Jonah Shacknai

Jonah Shacknai
Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonah Shacknai and Mark A. Prygocki, Sr., or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Jonah Shacknai	Chairman of the Board of Directors	July 21, 2005

Jonah Shacknai	and Chief Executive Officer
(Principal Executive Officer)

/s/ Mark A. Prygocki	Executive Vice President, Chief Financial	July 21, 2005

Mark A. Prygocki, Sr.	Officer, Corporate Secretary and Treasurer
(Principal Financial and Accounting Officer)

	Director	July 21, 2005

Arthur G. Altschul, Jr.

	Director	July 21, 2005

Spencer Davidson

	Director	July 21, 2005

Stuart Diamond

/s/ Peter S. Knight	Director	July 21, 2005

Peter S. Knight, Esq.

/s/ Michael A. Pietrangelo	Director	July 21, 2005

Michael A. Pietrangelo

/s/ Philip S. Schein	Director	July 21, 2005

Philip S. Schein, M.D.

/s/ Lottie Shackelford	Director	July 21, 2005

Lottie Shackelford

Index to Exhibits

Exhibit No.	Exhibit
4.1	Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s definitive Proxy Statement for the 2004 Annual Meeting of Stockholders, filed on October 21, 2004).

4.2	Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004)

4.3	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999)

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature pages to this Registration Statement)